SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
June 18, 2009
(Date of Earliest Event Reported)
INDEPENDENT BANK CORP.
(Exact name of registrant as specified in its charter)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)
288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)
02370
(Zip Code)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Exhibit Index
SIGNATURES
EX-99.1 NEW MARKETS TAX CREDIT PROGRAM ALLOCATION AGREEMENT

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     As previously announced, the Community Development Financial Institutions Fund of the United States Department of the Treasury (the “CDFI Fund”) awarded $50 million in tax credit allocation authority under the federal New Markets Tax Credit Program to Rockland Trust Community Development Corporation (the “Rockland Parent CDE”), one of Independent Bank Corp.’s wholly-owned subsidiaries. A copy of the final, executed New Market Tax Credit Program Allocation Agreement between the CDFI Fund and the Rockland Parent CDE (the “Allocation Agreement”) is attached hereto as Exhibit 99.1. The CDFI Fund returned the final, fully-executed Allocation Agreement to the Rockland Parent CDE on June 23, 2009, after having assigned a New Markets Tax Credit Allocation Effective Date of June 18, 2009 to the Allocation Agreement.

Exhibit Index

Exhibit No.	Description

99.1	New Markets Tax Credit Program Allocation Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Bank Corp.
By:	/s/ Edward H. Seksay
	Name:	Edward H. Seksay
	Title:	General Counsel

Dated: June 24, 2009